SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1
Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2001

(December 18, 2000)

WORLD ACCESS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-29782	58-2398004
(State of	(Commission File No.)	(I.R.S. Employer
Incorporation		Identification No.)

945 E. PACES FERRY ROAD, SUITE 2200

ATLANTA, GEORGIA 30326
(Address of principal executive offices, including zip code)

(404) 231-2025

(Registrant’s telephone number, including area code)

Item  2.     Acquisition or Disposition of Assets

      On December 18, 2000, World Access completed its merger with Communication Telesystems International d/b/a WorldxChange Communications, a global telecommunications company that specializes in providing high-quality, low-cost services to customers in the United States, Australia, Belgium, Canada, France, Germany, Guatemala, The Netherlands, New Zealand and the United Kingdom.

      Pursuant to the terms of the Agreement and Plan of Merger among World Access, WorldxChange Communications, Inc. f/k/a CTI Merger Co. and WorldxChange, each outstanding share of WorldxChange common stock, including shares of preferred stock deemed to be automatically converted into shares of common stock immediately before the completion of the merger, was converted into the right to receive 0.6583 shares of World Access common stock. World Access issued an aggregate of approximately 29.9 million shares of common stock in the merger. The consideration paid by World Access in connection with the merger was determined by arms’ length negotiations between the parties.

Item  7.     Financial Statements and Exhibits

      (a)  Financial Statements.

      In accordance with Item 7(a)(4) of Form 8-K, the following historical financial statements of WorldxChange prepared in accordance with Regulation S-X are included in this report.

•	Report of Ernst & Young LLP, Independent Auditors.

•	Consolidated Balance Sheets at September 30, 2000 and 1999.

•	Consolidated Statements of Operations for the three years ended September 30, 2000.

•	Consolidated Statements of Shareholders’ Deficit and Comprehensive Loss for the three years ended September 30, 2000.

•	Consolidated Statements of Cash Flows for the three years ended September 30, 2000.

•	Notes to Consolidated Financial Statements.

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors

Communications Telesystems International d.b.a.
WorldxChange Communications

      We have audited the consolidated balance sheets of Communications Telesystems International d.b.a. WorldxChange Communications as of September 30, 2000 and 1999, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for each of the three years in the period ended September 30, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Communications Telesystems International d.b.a. WorldxChange Communications at September 30, 2000 and 1999 and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States.

      As discussed in Note 2 to the financial statements, the Company’s recurring losses and deficiency in working capital and shareholders’ equity raise substantial doubt about its ability to continue as a going concern. The fiscal 2000 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ERNST & YOUNG LLP

San Diego, California

January 10, 2001

COMMUNICATIONS TELESYSTEMS INTERNATIONAL

d.b.a.
WORLDxCHANGE COMMUNICATIONS

Consolidated Balance Sheets

(Dollars in thousands)

	September 30,

	2000	1999

ASSETS

Current assets:

Cash and cash equivalents	$12,123	$38,030

Accounts receivable, net of allowance of $29,871 at September 30, 2000 and $9,590 at September 30, 1999	121,399	54,991

Prepaid expenses and other current assets	11,331	8,224

Total current assets	144,853	101,245

Equipment and leasehold improvements, net	193,257	114,765

Intangible assets, net	78,449	12,194

Other assets	3,464	6,798

Total assets	$420,023	$235,002

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:

Accrued network costs	$162,736	$83,993

Accounts payable	103,989	13,770

Accrued taxes	12,871	3,734

Accrued interest	8,511	634

Other accrued liabilities	17,761	11,965

Payable to related parties	2,696	—

Deferred revenue	4,309	3,941

Current portion of long-term debt	190,394	9,799

Current portion of capital lease obligations	13,825	10,582

Total current liabilities	517,092	138,418

Long-term debt	34,427	100,324

Capital lease obligations	28,655	29,395

Other long-term liabilities	3,162	1,918

Total liabilities	583,336	270,055

Shareholders’ deficit:

Preferred Stock, no par value; Authorized shares — 10,000,000:

Series A Cumulative Preferred Stock; Issued and outstanding 30,000 at September 30, 2000 and September 30, 1999; liquidation preference of $30,000	30,000	30,000

Common Stock, no par value; Authorized shares — 100,000,000, Issued and outstanding 42,613,954 at September 30, 2000 and 36,965,911 at September 30, 1999	148,056	99,047

Notes receivable from shareholders	(1,988)	(1,474)

Accumulated deficit	(325,138)	(160,221)

Accumulated other comprehensive loss	(14,243)	(2,405)

Total shareholders’ deficit	(163,313)	(35,053)

Total liabilities and shareholders’ deficit	$420,023	$235,002

See accompanying notes.

COMMUNICATIONS TELESYSTEMS INTERNATIONAL

d.b.a.
WORLDxCHANGE COMMUNICATIONS

Consolidated Statements of Operations

(Dollars in thousands)

	Years Ended September 30,

	2000	1999	1998

Revenues	$515,951	$421,580	$398,867

Operating expenses:

Cost of services (exclusive of depreciation and amortization shown separately below)	433,773	328,334	287,312

Selling, general and administrative	181,621	124,112	114,897

Restructuring charge	4,160	—	—

Depreciation and amortization	48,200	17,705	12,332

Total operating expenses	667,754	470,151	414,541

Operating loss	(151,803)	(48,571)	(15,674)

Reimbursement from World Access of net losses under Management Agreement	(22,688)	—	—

Interest expense	31,418	16,883	11,947

Other expense, net	1,702	648	1,378

Loss before minority interest	(162,235)	(66,102)	(28,999)

Minority interest	—	2,251	1,546

Net loss	(162,235)	(63,851)	(27,453)

Preferred stock dividends	2,682	2	7

Net loss applicable to common shareholders	$(164,917)	$(63,853)	$(27,460)

See accompanying notes.

COMMUNICATIONS TELESYSTEMS INTERNATIONAL

d.b.a.
WORLDxCHANGE COMMUNICATIONS

Consolidated Statements of Shareholders’ Deficit and

Comprehensive Loss
(Dollars in thousands)

	Series A		Series B
	Cumulative		Cumulative
	Preferred Stock		Preferred Stock		Common Stock		Notes Receivable
							from
	Shares	Amount	Shares	Amount	Shares	Amount	Shareholders

Balance at October 1, 1997	23	$7	—	$—	27,734,000	$258	$—
Dividends on Series A

Preferred Stock	—	—	—	—	—	—	—

Issuance of Common Stock	—	—	—	—	788,127	10,000	—

Exercise of options/warrants	—	—	—	—	54,425	39	—

Comprehensive loss:

Net loss	—	—	—	—	—	—	—

Foreign currency translation adjustment	—	—	—	—	—	—	—

Total comprehensive loss

Balance at September 30, 1998	23	7	—	—	28,576,552	10,297	—
Repurchase of Series A

Cumulative Preferred Stock	(23)	(7)	—	—	—	—	—
Dividends on Series A

Preferred Stock	—	—	—	—	—	—	—
Issuance of Series A

Cumulative Preferred Stock	30,000	30,000	—	—	—	—	—

Issuance of Common Stock	—	—	—	—	8,153,120	87,102	—

Exercise of options/warrants	—	—	—	—	236,239	1,648	—

Notes receivable for sales of common stock	—	—	—	—	—	—	(1,474)

Comprehensive loss:

Net loss	—	—	—	—	—	—	—

Foreign currency translation adjustment	—	—	—	—	—	—	—

Total comprehensive loss

Balance at September 30, 1999	30,000	30,000	—	—	36,965,911	99,047	(1,474)

Dividends on Preferred Stock	—	—	—	—	—	—	—
Issuance of Series B Cumulative Preferred Stock

net of issuance cost of $1,342	—	—	50,000	48,658	—	—	—

Conversion of Series B Cumulative Preferred Stock into Common Stock	—	—	(50,000)	(48,658)	5,555,550	48,658	—

Exercise of options/warrants	—	—	—	—	92,493	351	—

Notes receivable for sales of common stock	—	—	—	—	—	—	(514)

Comprehensive loss:

Net loss	—	—	—	—	—	—	—

Foreign currency translation adjustment	—	—	—	—	—	—	—

Total comprehensive loss

Balance at September 30, 2000	30,000	$30,000	—	$—	42,613,954	$148,056	$(1,988)

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Accumulated
		Other	Total
	Accumulated	Comprehensive	Shareholders’
	Deficit	Loss	Deficit

Balance at October 1, 1997	$(68,908)	$(237)	$(68,880)
Dividends on Series A

Preferred Stock	(7)	—	(7)

Issuance of Common Stock	—	—	10,000

Exercise of options/warrants	—	—	39

Comprehensive loss:

Net loss	(27,453)	—	(27,453)

Foreign currency translation adjustment	—	(3,292)	(3,292)

Total comprehensive loss			(30,745)

Balance at September 30, 1998	(96,368)	(3,529)	(89,593)
Repurchase of Series A

Cumulative Preferred Stock	—	—	(7)
Dividends on Series A

Preferred Stock	(2)	—	(2)
Issuance of Series A

Cumulative Preferred Stock	—	—	30,000

Issuance of Common Stock	—	—	87,102

Exercise of options/warrants	—	—	1,648

Notes receivable for sales of common stock	—	—	(1,474)

Comprehensive loss:

Net loss	(63,851)	—	(63,851)

Foreign currency translation adjustment	—	1,124	1,124

Total comprehensive loss			(62,727)

Balance at September 30, 1999	(160,221)	(2,405)	(35,053)

Dividends on Preferred Stock	(2,682)	—	(2,682)
Issuance of Series B Cumulative Preferred Stock

net of issuance cost of $1,342	—	—	48,658

Conversion of Series B Cumulative Preferred Stock into Common Stock	—	—	—

Exercise of options/warrants	—	—	351

Notes receivable for sales of common stock	—	—	(514)

Comprehensive loss:

Net loss	(162,235)	—	(162,235)

Foreign currency translation adjustment	—	(11,838)	(11,838)

Total comprehensive loss			(174,073)

Balance at September 30, 2000	$(325,138)	$(14,243)	$(163,313)

See accompanying notes.

COMMUNICATIONS TELESYSTEMS INTERNATIONAL

d.b.a.
WORLDxCHANGE COMMUNICATIONS

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Years Ended September 30,

	2000	1999	1998

Operating activities

Net loss	$(162,235)	$(63,851)	$(27,453)

Adjustments to reconcile net loss to net cash used in operating activities:

Provision for bad debts	30,288	15,202	15,170

Depreciation and amortization	48,200	17,705	12,332

Deferred revenue	(1,838)	3,255	(2,275)

Minority interest	–	(2,251)	(1,546)

Changes in operating assets and liabilities:

Accounts receivable	(58,988)	(31,227)	(391)

Receivables from related parties	–	(1,448)	(1,864)

Prepaid expenses and other assets	14,633	(4,740)	(5,551)

Accrued network costs	56,218	34,629	(12,255)

Accounts payable	80,230	(1,031)	(1,584)

Other accrued liabilities	(21,373)	2,208	(6,318)

Net cash used in operating activities	(14,865)	(31,549)	(31,735)

Investing activities

Acquisition of equipment and leasehold improvements	(12,746)	(27,633)	(11,990)

Acquisition of ACC Europe, net of cash acquired	(55,745)	–	–

Net cash used in investing activities	(68,491)	(27,633)	(11,990)

Financing activities

Proceeds from revolving credit agreement	303,695	283,485	256,535

Repayments on revolving credit agreement	(296,727)	(278,407)	(255,885)

Proceeds from issuance of long–term debt	35,725	–	55,152

Repayment of long–term debt, subordinated debentures, loans payable and capital leases	(33,221)	(30,433)	(5,299)

Payment of dividends on preferred stock	–	(2)	(7)

Proceeds from the issuance of preferred stock	48,658	30,000	–

Proceeds from issuance of common stock	20	71,648	10,039

Repurchase of preferred stock	–	(7)	–

Net cash provided by financing activities	58,150	76,284	60,535

Effect of exchange rate changes on cash	(701)	11	(219)

Net increase (decrease) in cash and cash equivalents	(25,907)	17,113	16,591

Cash and cash equivalents at beginning of year	38,030	20,917	4,326

Cash and cash equivalents at end of year	$12,123	$38,030	$20,917

Supplemental disclosure of cash flow information

Cash paid during the year for:

Interest	$21,341	$9,248	$6,686

Income taxes	–	2	8

Non–cash investing and financing activities

Assets acquired by incurring capital lease obligations or long–term debt	31,549	53,391	10,421

Common stock issued in exchange for the acquisition of certain minority interest	–	17,102	–

Debt issued in conjunction with acquisition of ACC	53,000	–	–

See accompanying notes.

COMMUNICATIONS TELESYSTEMS INTERNATIONAL

d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Business Activity

      Communications TeleSystems International d/b/a WorldxChange Communications (“WorldxChange”), a California corporation, is a facilities–based telecommunications carrier that provides international and domestic long–distance service to retail and carrier customers. Our retail base is comprised of residential and commercial customers. Our wholesale base is comprised of other U.S. and foreign telecommunications carriers and resellers. We have established retail and carrier operations in the United States, the Pacific Rim, Canada, Europe and Latin America. WorldxChange also provides operator, debit/calling card service, toll free, private line and other enhanced services.

      WorldxChange has established operations in the United Kingdom, France, Germany, Belgium, The Netherlands, Australia, New Zealand and Canada through wholly-owned subsidiaries. WorldxChange has additional subsidiaries domiciled in various other countries; however, the activity of these subsidiaries to date has not been significant.

      The revenue from WorldxChange’s international operations continues to increase as a percentage of total revenue. For the years ended September 30, 1998, 1999 and 2000 international revenue, including Canada, represented approximately 20%, 22% and 47% of WorldxChange’s total revenue, respectively.

2.  Basis of Presentation and Summary of Significant Accounting Policies

  Basis of Presentation

      The accompanying financial statements have been prepared assuming that WorldxChange will continue as a going concern. WorldxChange has experienced recurring losses and has a deficiency in working capital and shareholders’ equity. WorldxChange plans to complete its merger transaction with World Access, Inc. (“World Access”). WorldxChange’s ability to continue as a going concern will be dependent on World Access continuing to provide working capital to fund WorldxChange’s future operating and capital requirements. While there can be no assurances, management believes that World Access will provide the necessary funding to support WorldxChange’s operations at least through September 30, 2001. (See Note 14)

  Consolidation

      The accompanying consolidated financial statements include the accounts of WorldxChange and its wholly and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Cash Equivalents

      Cash equivalents are highly liquid investments purchased with maturities of three months or less when purchased.

  Foreign Currency

      Assets and liabilities of operations outside the United States, for which the functional currency is not U.S. dollars, are translated into U.S. dollars using the exchange rate in effect at each period end. Revenues and expenses are translated at the average exchange rate prevailing during the period. Cumulative translation adjustments are included as a separate component of shareholders’ deficit. Exchange gains and losses from foreign currency transactions are included in “Other (income) expense,” in the accompanying Consolidated Statements of Operations.

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

  Concentration of Credit Risk

      WorldxChange’s customer base is comprised of carrier customers and residential and commercial users of its direct dial long distance telephone services, as well as hotels and other users of its operator–assisted long distance telephone services. These customers are located principally throughout the United States (U.S.) and Europe, and to a much lesser extent in the Pacific Rim, Latin America, and Canada. WorldxChange’s U.S. revenues from residential and smaller commercial users are billed and collected by local exchange carriers (LECs). These LECs pass through to WorldxChange their collection experience with customers billed under these billing agreements. WorldxChange direct bills carrier and certain commercial customers in the U.S. and direct bills all customers in its international markets. WorldxChange performs credit evaluations of the financial condition of these direct bill customers, and may require a deposit in certain circumstances. Revenue is reported net of estimated customer credits which are provided for in the financial statements at the same time the corresponding revenue is recognized. The Company periodically estimates its reserve requirements for uncollectible accounts, and the bad debt expense is included in selling, general and administrative expense. No one customer accounted for more than 10% of revenues for any period during fiscal 2000, 1999, and 1998.

  Equipment and Leasehold Improvements

      Equipment and leasehold improvements are recorded at cost and are depreciated or amortized using the straight–line method over the estimated useful lives of the assets (generally two to seven years). Equipment under capital leases are recorded at the net present value of the minimum lease payments and are amortized over the shorter of the useful life of the asset or the lease term (ranging from three to seven years). Interests in international undersea and on–land fiber–optic cable systems are amortized over their estimated useful lives, typically 20 years. Total depreciation expense for the fiscal years ended September 30, 2000, 1999 and 1998 was $38,873,000, $17,705,000 and $12,332,000, respectively.

  Installation Costs

      Installation costs consists of costs incurred by WorldxChange for the expansion of its switching capacity and related network. These costs also include dialer installation costs incurred upon establishing network services with certain operator services customers. These costs are amortized using the straight–line method over three years.

  Impairment of Long-Lived Assets

      The Company evaluates impairment of long-lived assets pursuant to SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” which requires impairment losses to be recorded on long-lived assets used in operations when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management periodically evaluates property and equipment and intangible assets for impairment whenever events or changes in circumstances indicate the assets may be impaired. This evaluation consists of comparing estimated future cash flows (undiscounted and without interest charges) over the remaining life of the asset to its carrying value. When such evaluation results in a deficiency, the asset is written down to its estimated fair value.

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

  Accrued Network Costs

      Accrued network costs represent an estimate for cost of network services received from third party telecommunications companies for which WorldxChange has not been invoiced. The estimates are based upon vendor contract rates and actual minutes utilized per WorldxChange’s records.

  Minority Interest

      Certain of WorldxChange’s subsidiaries have sold stock to outside investors. Income or losses from these operations are allocated to minority shareholders based on ownership percentages. Losses in excess of the amounts invested by the minority shareholders are reflected in the operations of WorldxChange. In September 1999, WorldxChange issued 1,554,763 shares of its common stock in exchange for the shares held by certain minority shareholders of its Australian subsidiary and a related holding company (Note 9). At September 30, 1999 and 2000 a 2.2% minority interest remains in a WorldxChange subsidiary.

  Stock-Based Compensation

      As permitted by SFAS No. 123, Accounting for Stock–Based Compensation, WorldxChange accounts for compensation expense under its stock–based compensation plans in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Pro forma disclosure of net loss, as if the fair value–based method had been applied in measuring compensation expense, is presented in Note 9.

  Revenue Recognition

      Revenue is recognized as long distance telecommunications services are provided. Prepaid calling card revenue is reported net of selling discounts and recorded when minutes are used. Deferred revenue relates to amounts received from or billed to customers prior to WorldxChange providing telecommunications services.

  Cost of Services

      Cost of services is exclusive of depreciation and amortization related to the services network which is included in “Depreciation and amortization” presented separately on the consolidated statements of operations.

  Advertising

      WorldxChange charges advertising costs to expense as the costs are incurred. Total advertising expense was $14,117,000, $19,118,000 and $17,129,000 for the years ended September 30, 1998, 1999 and 2000, respectively.

  Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

  Fair Values of Financial Instruments

      WorldxChange believes that the carrying amounts of its cash, cash equivalents, accounts receivable, accounts payable, accrued liabilities, long-term debt and capital lease obligations approximate their fair values due to their short-term nature or variable interest rates.

  New Accounting Standards

      In June 1998, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In May 1999, the FASB voted to delay the effective date of SFAS No. 133 by one year. The Company will be required to adopt FAS 133 for fiscal year 2001. This statement establishes a new model for accounting for derivatives and hedging activities. Under SFAS No. 133, all derivatives must be recognized as assets and liabilities and measured at fair value. WorldxChange does not expect the adoption of SFAS No. 133 to have a material impact on its consolidated financial position or results of operations.

  Reclassifications

      Certain prior period amounts have been reclassified to conform with the current period presentation.

3.  Acquisitions

      In December 1998, WorldxChange completed a business combination with CTS Telcom, Inc. and WorldxChange Limited, affiliates under common ownership and management control, both of which have been accounted for in a manner similar to a pooling-of-interests. WorldxChange issued 278,000 shares in connection with the acquisition of WorldxChange Limited, and no consideration was paid for the acquisition of CTS Telcom. The accompanying pooled consolidated financial statements are derived from the combined historical financial statements of CTS Telcom, WorldxChange Limited and WorldxChange. All significant intercompany accounts and transactions have been eliminated.

      Net revenues and net loss for fiscal 1998 preceding the merger by entity are as follows (in thousands):

	Net	Net
	Revenues	Loss

WxC	$394,232	$(24,932)

CTS Telcom	16,343	(2,099)

WxL New Zealand	21,204	(422)

Eliminations	(32,912)	—

Combined	$398,867	$(27,453)

      On November 4, 1999, WorldxChange acquired the outstanding shares of certain European subsidiaries of ACC Corp, a subsidiary of AT&T. The operations of these subsidiaries are located in the United Kingdom, Germany, France and Italy. As part of this transaction, WorldxChange also acquired from ACC Corp a switch located in the United States and certain indefeasible rights of use of a transatlantic telecommunications cable system. The $113 million purchase price for this transaction was comprised of $60 million cash and a $53 million, 12% per annum interest rate note due on or before

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 28, 2000. The acquisition has been accounted for as a purchase, and accordingly, the excess purchase price over the fair value of the net assets acquired of approximately $75.2 million has been allocated to goodwill and customer base based on management’s estimates. Goodwill is being amortized on a straight-line basis over twenty years and the customer base is being amortized over five years.

      WorldxChange financed $50 million of the cash payment through the issuance in November 1999 of 50,000 shares of Series B Convertible Preferred Stock to two existing shareholders for $50 million. The Series B Convertible Preferred Stock has a liquidation preference of $1,000 per share. In May 2000, the Series B Convertible Preferred Stock was converted into 5,555,550 shares of common stock.

      Assuming that the acquisition of ACC Corp. had occurred on the first day of WorldxChange’s fiscal year ended September 30, 1998, pro forma condensed consolidated results of operations would have been as follows (in thousands):

	Years ended
	September 30,

	1999	1998

	(Unaudited)

Revenues	$581,826	$517,670

Net loss	(128,654)	(47,765)

      In connection with the purchase of ACC Corp., WorldxChange accrued certain costs associated with the integration of ACC Corp’s operations and for future unfavorable contractual commitments. Such amounts and their subsequent disposition are as follows (in thousands):

	Recorded		Balance
	at Purchase	Activity	at September 30, 2000

Employee severance	$3,198	$3,010	$188

Facility lease commitments	1,945	937	1,008

Unfavorable vendor contract commitments	9,211	6,869	2,342

	$14,354	$10,816	$3,538

4.  Restructuring Charges

      During fiscal 2000, WorldxChange approved and began implementing a restructuring program designed to reduce operating costs and focus WorldxChange resources on a recently acquired business unit. A summary of restructuring charges recorded in connection with this program follows (in thousands):

	Restructuring	2000	Balance
	Charge	Activity	at 9/30/00

Reorganize Operating Structure

Redundant network costs	$1,763	$1,763	$0

Severance and termination benefits	1,312	1,312	0

Redundant facility costs	506	385	122

Write down of capitalized equipment	700	700	0

	$4,281	$4,160	$122

      The special charges included approximately $1.8 million in cost of sales for redundant capacity relating to a recently acquired business unit. Severance and termination benefits of approximately $1.3 million were paid to existing WorldxChange employees who lost their jobs as a direct result of the acquisition of the business unit and the resulting reduction of the workforce. The acquisition of the

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

business unit resulted in redundant facilities with costs associated with closing these facilities of approximately $0.7 million. No costs were included in the restructuring charges that were expected to provide future economic benefit to WorldxChange.

5.  Balance Sheet Information

  Sale of Accounts Receivable with Recourse

      WorldxChange sells certain receivables, subject to full recourse provisions, to Zero Plus Dialing Incorporated (ZPDI), one of WorldxChange’s providers of billing and collection services. At September 30, 1999 the outstanding balance of such accounts for which WorldxChange is contingently liable was approximately $1,962,000. No amounts were outstanding under this arrangement at September 30, 2000.

  Equipment and Leasehold Improvements

      Equipment and leasehold improvements consist of the following (in thousands):

	September 30,

	2000	1999

Telecommunications equipment and cables	$220,743	$125,190

Computer equipment and software	33,856	15,365

Office furniture, equipment and vehicles	12,912	9,745

Leasehold improvements	11,404	3,147

Equipment in progress	—	10,266

	278,915	163,713

Accumulated depreciation and amortization	(85,658)	(48,948)

	$193,257	$114,765

      Telecommunications equipment and cables include eight indefeasible rights of use in cable systems amounting to $41,892,000 and eleven ownership interests in international cables amounting to $15,605,000 at September 30, 1999. As of September 30, 2000, WorldxChange had indefeasible rights of use in cable systems amounting to $60,891,000 and ownership interests in international cables amounting to $17,140,000. These assets are amortized over the life of the agreements of 15 to 20 years.

  Intangible Assets

      Intangible assets, including goodwill from acquisitions, representing the excess of purchase price paid over the value of net assets acquired, consisted of the following (in thousands):

	September 30,

	2000	1999

Goodwill	$72,660	$12,194

Customer base	15,116	—

	87,776	12,194

Accumulated amortization	(9,327)	—

	$78,449	$12,194

      The Company amortizes goodwill and customer base to expense on a straight-line basis over 20 years and 5 years, respectively. The Company reviews the net carrying value of intangibles, including goodwill, on a regular basis, and if deemed necessary, charges are recorded against current operations for any

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d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

impairment in the value of these assets. Such reviews include an analysis of current results and take into consideration the undiscounted value of projected operating cash flows. Intangibles are removed from the books when fully amortized. Amortization expense for fiscal 2000, 1999 and 1998 was $9,327,000, $0 and $0, respectively.

6.  Debt

      Debt consists of the following (in thousands):

	September 30,

	2000	1999

Loan and security agreement payable upon collections of accounts receivable with interest payable monthly at prime rate plus 1.75% (11.25% at September 30, 2000) and prime plus 2.75% (11.00% at September 30, 1999)	$30,000	$24,362

Unsecured subordinated note balance due December 2000 with interest payable at maturity of 12%	53,000	—

Secured subordinated note, balance due November 2000 with interest payable quarterly at 12.5%	45,200	45,200

Unsecured note due February 2002 with varying monthly principal payments from $300,000 to $1,250,000. The unpaid principal bears interest at 13.0%, which is payable at maturity.	15,101	—

Term loan due October 2000, with principal reductions of $300,000 due monthly and interest payable monthly at prime plus 5.00% (14.5% at September 30, 2000) and prime plus 6.75% (15.00% at September 30, 1999)	2,900	4,600

Term loan due February 2001 with interest payable at a per annum rate equal to 11.0%	35,732	—

Note payable due March 2004, with principal and interest payments payable in monthly installments of $184,000 at 12.00%	6,148	7,521

Notes payable due June 2004 to March 2005, with aggregate monthly principal and interest payments at 12% due in monthly installments of $355,000 at September 30, 2000 and $197,000 at September 30, 1999	16,932	8,693

Note payable due May 2004, with principal and interest payments payable in monthly installments of $323,000 at 11.5%	11,326	13,742

Note payable due August 2004, with principal and interest payments payable in monthly installments of $73,000 at 11.5%	2,714	3,247

Note payable due June 2004, with principal and interest payments payable in monthly installments of $57,000 at 10%	2,084	2,568

Note Payable due June 2002 with quarterly payments of $67,000	499	—

Note payable due May 2004 with principal and interest payments made payable in monthly installments of $93,000 at 11%	3,104	—

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d.b.a.
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	September 30,

	2000	1999

Secured and unsecured notes, with principal and interest payments payable in quarterly installments, maturing at various dates through June 2002. Interest rates ranging from 10% to 14.25%	81	190

	224,821	110,123

Less current portion	(190,394)	(9,799)

	$34,427	$100,324

      In March 1997, WorldxChange entered into a credit facility, which consists of an accounts receivable-based revolving credit facility and a term loan. In February and May 2000, the credit facility was amended to increase the maximum borrowing capacity, add a bridge loan, extend the maturity date of the revolving credit agreement and term loan and reduce the interest rate charge. The amended credit facility allows WorldxChange to borrow up to a maximum of $80.0 million, subject to certain restrictions and borrowing base limitations. The maximum available borrowing base under the revolving credit agreement is $30.0 million and is determined as a specified percentage of eligible accounts receivable. The balance outstanding on the revolving credit agreement is reduced by the application of payments received on collections of accounts receivable. The accounts receivable revolving credit facility had an outstanding balance of approximately $30.0 million at September 30, 2000. This facility bears interest at the prime rate plus 1.75% and is repaid through collections of accounts receivable. The term loan was issued in the amount of $5.0 million, which at September 30, 2000 had an outstanding balance of approximately $2.9 million, bears interest at the prime rate plus 5.00% and requires monthly reductions of principal of $300,000 plus interest. The bridge loan has a maximum borrowing availability of $45.0 million, bears interest at 11% and matures on February 11, 2001. The maturity date may be extended until October 1, 2003 by the bridge loan participant. As part of the amended agreement and the WorldxChange merger agreement, World Access agreed to participate in the bridge loan and agreed to fund the $45.0 million under the agreement. As of September 30, 2000, the outstanding balance on the bridge loan was $35.7 million and $9.3 million was available for borrowing. In total, as of September 30, 2000, WorldxChange had $68.6 million borrowed under the credit facility and $9.3 million available for borrowing. In November 2000, all outstanding amounts owed under this arrangement were paid off by World Access and the borrowing agreement was terminated. This transaction increased the amount WorldxChange owes to World Access.

      From May through August 1998, WorldxChange issued and sold subordinated promissory notes in the aggregate principal amount of $55.0 million. These notes bear interest at 12.5% per annum, provide for quarterly payments of interest only and mature on November 30, 2000. These notes provide the lender the right to require WorldxChange to use a portion of the net proceeds from any private placement or public offering of WorldxChange’s common stock to repay the notes. As of September 30, 1999 and 2000 the outstanding balance was $45,200,000.

      In addition, WorldxChange also issued a promissory note in August 1998 in the amount of $1.2 million representing accrued interest on the subordinated promissory notes. This note bears interest at the rate of 10.0% per annum, provides for quarterly payments of interest only and matures on November 30, 2000. In accordance with the terms of the note, this balance was repaid out of the proceeds of the private placement equity offerings.

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d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In July 1999, WorldxChange entered into an indefeasible right of use agreement to lease capacity in a transatlantic telecommunications cable system for $4,000,000. At September 30, 2000 the outstanding balance related to this agreement was $3,104,000.

      In October 1998, WorldxChange entered into an indefeasible right of use agreement to lease capacity in a transatlantic telecommunications cable system for $8,250,000. The purchase was vendor financed with a note that bears interest at 12.0% per annum and provides for monthly payments of principal and interest. WorldxChange’s obligations under this agreement are secured by a first-priority security interest in the leased capacity. At September 30, 2000 and 1999, the outstanding balances related to this agreement were $6,148,000 and $7,521,000, respectively.

      In February 1999, WorldxChange entered into an indefeasible right of use agreement to lease capacity in a nationwide fiber optic communications system. The initial fee for each capacity segment is calculated based on mileage between cities, as defined per the agreement. This purchase was vendor financed with notes that bear interest at 12.0% per annum and provide for payments in equal monthly installments of principal and interest. At September 30, 2000 and 1999, the outstanding balances related to this agreement were $16,932,000 and $8,693,000 respectively.

      In March 1999, WorldxChange entered into an indefeasible right of use agreement to lease capacity in a nationwide telecommunications network. Pursuant to this agreement, WorldxChange signed notes payable to the vendor for the purchase price. These notes bear interest at 11.5% per annum and provide for monthly payments of principal and interest. WorldxChange’s obligations under this agreement are secured by a security interest in the leased capacity. At September 30, 2000 and 1999, the aggregate outstanding balances were approximately $14,040,000 and $16,989,000, respectively, which were comprised of two separate notes with balances outstanding of $11,326,000 and $2,714,000 at September 30, 2000.

      In June 1999, WorldxChange entered into an indefeasible right of use agreement to lease capacity in a fiber optic communications system for $2,969,000. The purchase was vendor financed with a note that bears interest at 10.0% per annum and provides for payments in equal monthly installments of principal and interest, which are inclusive of all operation and maintenance fees. At September 30, 2000 and 1999, the outstanding balances related to this agreement were $2,084,000 and $2,568,000 respectively.

      In January 2000, WorldxChange secured a loan, which allows for borrowing of up to $15 million from a shareholder. The loan bears interest at 15% and becomes payable on December 31, 2000. At September 30, 2000, no amount is outstanding under this loan.

      In January 2000, WorldxChange negotiated payment terms with a network provider to finance outstanding invoices payable to the carrier. Under the terms of the agreement, the Company agreed to pay to the carrier a total of $24.1 million for services through August 31, 1999. Payments in the aggregate of $4.3 million were due and payable in monthly installments through September 30, 2000 and the remainder is payable in monthly installments of $1.25 million beginning October 2000. At September 30, 2000, $15.1 million remains outstanding and bears interest at 13% per annum.

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Maturities of long-term debt as of September 30, 2000 are as follows (in thousands):

Year Ending September 30,

2001	$190,394

2002	12,315

2003	12,010

2004	9,135

2005	967

Total	$224,821

7.  Commitments and Contingencies

  Leases

      WorldxChange leases its primary operating facilities under noncancellable operating leases which expire at various dates through March 2015. Certain of these leases contain escalation clauses based on inflation or fixed amounts and the leases generally require WorldxChange to pay utilities, insurance, taxes and other operating expenses. Rental expense under such leases was $8,618,000, $4,783,000, and $3,129,000, respectively, for the years ended September 30, 2000, 1999 and 1998.

      WorldxChange leases its switches and certain other telecommunication and computer equipment under capital leases, most of which contain bargain or fair market value purchase options. At September 30, 2000 and 1999 assets acquired under these leases have an original cost of $52,142,000 and $42,958,000, respectively, and accumulated amortization of $33,010,000 and $24,375,000, respectively. The amortization of these assets is included with depreciation and amortization expense presented in the Consolidated Statements of Operations.

      Future minimum payments for capital leases and noncancellable operating leases with initial or remaining terms of one year or more as of September 30, 2000 are as follows (in thousands):

	Capital	Operating
Year Ending September 30,	Leases	Leases

2001	$17,386	$4,047

2002	15,906	3,333

2003	10,070	2,343

2004	5,020	1,873

2005	7	1,803

Thereafter	—	1,383

Total minimum lease payments	48,389	$14,782

Less amount representing interest	5,909

Present value of minimum lease payments	42,480

Less current portion	(13,825)

Amounts due after one year	$28,655

  Commitments for Undersea Cable and Land-based Fiber Optic Cable Systems

      WorldxChange has entered into three agreements to increase its ownership of undersea cables. These commitments will continue WorldxChange’s further expansion in international markets, and are expected to require incremental capital expenditures of approximately $18.0 million. Of this balance, $4.0 million

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

will be vendor financed at 11% interest, with monthly principal and interest payments over a four year amortization period. The remaining $14.0 million will be paid in installments of $6.8 million upon service delivery date and payments of $3.0 million and $4.2 million on the 1st and 2nd anniversaries of the service delivery dates, respectively. As of September 30, 1999 and 2000 these obligations remain outstanding.

      WorldxChange entered into an agreement during the year ended September 30, 1999 to acquire $25.0 million of capacity in land-based fiber optic cable systems. The vendor has agreed to finance 90% of the commitment at 12% interest, with monthly principal and interest payments over a five year amortization period. At September 30, 2000, a commitment of $3.2 million remained under this obligation. Also, as of this date, total outstanding indebtedness totaled $16.9 million.

8.  Income Taxes

      Income taxes are provided for in accordance with the provisions of FASB Statement No. 109, Accounting for Income Taxes. Under this method, WorldxChange recognizes deferred tax assets and liabilities for the expected future tax effects of temporary differences between the carrying amounts and the tax bases of assets and liabilities, as well as operating loss carryforwards.

      The significant components of WorldxChange’s deferred tax assets and liabilities as of September 30, 2000 and 1999 are shown below (in thousands). At September 30, 2000, a valuation allowance of $108,956,000 has been recorded as realization of such net deferred assets is uncertain.

	September 30,

	2000	1999

Deferred tax assets:

U.S. net operating loss carryforward	$66,422	$28,541

Foreign net operating loss carryforwards	37,093	19,263

Accrued liabilities and reserves	6,358	4,263

	109,873	52,067

Deferred tax liabilities:

Depreciation and amortization	(913)	(1,153)

Other	(4)	199

Net deferred tax assets	108,956	51,113

Deferred tax assets valuation allowance	(108,956)	(51,113)

	$—	$—

      At September 30, 2000, WorldxChange had net operating loss carryforwards available for federal, state and foreign tax purposes of approximately $176,000,000, 88,000,000 and $106,000,000 respectively. The federal tax loss carryforwards will begin expiring in 2007, unless previously utilized. The state tax loss carryforwards continue expiring in 2000 and will continue to expire through 2003, unless previously utilized. The Netherlands net operating loss carryforward in the amount of $9,480,000 will begin expiring in 2003. Other foreign loss carryforwards may be carried forward indefinitely. The realization of future domestic benefits from net operating loss carryforwards may be limited under Section 382 of the Internal Revenue Code if certain cumulative changes occur in WorldxChange’s ownership.

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d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.  Shareholders’ Deficit

  Common Stock

      In September 1998, WorldxChange completed a private placement for the issuance of 1,659,214 shares of common stock. WorldxChange issued 788,127 shares of common stock in September 1998 for $10,000,000. The remaining 871,087 shares of common stock were issued in December 1998 for another $10,000,000. During fiscal 1999, WorldxChange issued 5,727,000 shares of common stock for proceeds of $60,000,000.

      In September 1999, WorldxChange issued 1,554,763 shares of its common stock in exchange for minority interests held in certain of its subsidiaries. The acquisition was accounted for under the purchase method of accounting at a value of $17,102,000, or $11.00 per share. The excess value of the stock issued over the minority interest balance at September 30, 1999 was recorded as goodwill of $12,194,000. This intangible asset is being amortized on a straight-line basis over 20 years.

  Preferred Stock

      As of September 30, 1998, WorldxChange had 23 shares of Series A Cumulative Preferred Stock outstanding. The shares were non-voting and entitled the holders to certain annual cumulative dividends. During fiscal 1999, all 23 shares were repurchased by WorldxChange.

      In August 1999, WorldxChange issued 30,000 shares of Series A Convertible Preferred Stock for $30,000,000. The holders of the Series A Convertible Preferred Stock are entitled to receive an annual cash dividend of $40 per share (an aggregate of $1,300,000 and $100,000 at September 30, 2000 and 1999, respectively). The holders of the Series A Convertible Preferred Stock are entitled to certain antidilution rights and have liquidation rights senior to those of common shareholders.

      Each share of Series A Convertible Preferred Stock is convertible into 90.9091 shares of common stock. The stock is convertible at the option of the holder six months after issuance provided WorldxChange has not completed a public offering and no such offering is pending. The stock is automatically convertible: (i) six months from a completed registered public offering, provided there has been no other registered public offering during the course of the six months and no registered public offering is pending, or (ii) in the event there is no registered public offering, two years from the date of issuance, provided there is no registered public offering pending.

      In connection with the ACC acquisition, WorldxChange financed $50 million of the cash payment through the issuance in November 1999 of 50,000 shares of Series B Convertible Preferred Stock to two existing shareholders for $50 million. In May 2000 the Series B stock converted into 5,555,550 shares of common stock.

  Stock Options

      WorldxChange’s 1996 Stock Option Plan provides for the granting of stock options to purchase, and the issuance of, up to 3 million shares to employees, non-exempt directors and consultants. Generally, options are granted at prices at least equal to the fair value of WorldxChange’s common stock on the date of grant as determined by WorldxChange’s Board of Directors. In addition, certain officers and directors have been granted stock options outside the Plan.

      Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if WorldxChange had accounted for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the minimum value

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

method and the following weighted average assumptions for fiscal year 1998, 1999 and 2000, respectively: risk free interest rate of 5.25%, 5.75% and 6.43%; expected option life of seven years; and no annual dividends.

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of such options. The effects of applying SFAS 123 for pro forma disclosure purposes are not likely to be representative of the effects on pro forma net income or loss in future years because they do not take into consideration pro forma compensation expenses related to grants made prior to fiscal 1996. WorldxChange’s pro forma information follows:

	2000	1999	1998

	(in thousands)

Pro forma net loss	$(163,781)	$(65,016)	$(28,176)

      A summary of WorldxChange’s stock option activity, including those issued outside of the plans and related information are as follows:

	Shares			Weighted-
	Available	Number	Price	Average
	for Grant	of Shares	per Share	Exercise Price

Balance as of October 1, 1997	712,566	2,197,434	$0.42-$7.00	$2.84

Additional shares reserved	1,008,166	—	—	—

Grants	(1,377,453)	1,377,453	$7.00-$10.00	9.67

Exercises	—	(54,425)	$0.67-$7.00	0.72

Cancellations	320,162	(320,162)	$4.33-$5.00	5.00

Balance as of September 30, 1998	663,441	3,200,300	$0.42-$10.00	5.73

Additional shares reserved	4,000,000	—	—	—

Grants	(1,273,752)	1,273,752	$10.00-$11.00	10.34

Exercises	—	(236,239)	$0.67-$11.00	6.98

Cancellations	495,391	(495,391)	$5.00-$10.00	9.06

Balance as of September 30, 1999	3,885,080	3,742,422	$0.42-$11.00	6.85

Grants	(1,574,081)	1,574,081	$3.52-$13.00	7.43

Exercises	—	(92,486)	$0.42-$10.00	3.80

Cancellations	1,163,158	(1,163,158)	$5.00-$13.00	9.79

Balance as of September 30, 2000	3,474,157	4,060,859	$0.42-$13.00	$6.29

      The following table summarizes significant ranges of outstanding and exercisable options at September 30, 2000:

	Outstanding Options
				Options Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining Life	Average		Average
Exercise Prices	Shares	in Years	Exercise Price	Shares	Exercise Price

$0.42-$3.52	1,131,575	3.96	$1.16	950,975	$0.71
$3.62-$6.80	1,162,833	8.04	5.45	502,317	5.14
$7.00-$10.00	1,221,572	8.10	9.66	604,905	9.47
$11.00-$13.00	544,880	8.98	11.22	117,117	11.20

	4,060,859	7.05	$6.29	2,175,314	$4.73

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d.b.a.
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The weighted average fair value at date of grant for options granted during fiscal 1998, 1999 and 2000 were $1.88, $2.52 and $3.65 per share, respectively.

10.  Related Party Transactions

  Affiliated Long Distance Companies

      In fiscal 1996, WorldxChange began utilizing long distance services from four affiliated companies owned by a relative of WorldxChange’s officers/shareholders. Billings by the four affiliates for long distance services provided to WorldxChange were approximately $5,409,000 and $1,705,000 for the years ended September 30, 1998 and 1999, respectively. Effective January 1999, WorldxChange terminated the agreements with these affiliates.

11.  Savings Plan

      In January 1996, WorldxChange adopted a 401(k) Savings Plan covering substantially all employees that have been employed for at least one year and meet other age and eligibility requirements. Participants may elect to contribute up to six percent of their compensation. WorldxChange matches 25% of participant contributions. WorldxChange’s matching contribution totaled $82,000, $100,000 and $116,000 during the years ended September 30, 1998, 1999 and 2000, respectively.

12.  Litigation and Regulation

      WorldxChange is required under federal law and regulations to file tariffs showing rates, terms and conditions affecting its services. WorldxChange has filed interstate long distance tariffs with the FCC. The FCC has adopted an order that, with certain exceptions, rescinds the requirement that carriers such as WorldxChange maintain FCC tariffs and mandates that tariffs be withdrawn. The FCC stayed its order pending judicial review. If tariffs are eliminated, it will probably be necessary for WorldxChange to secure contractual agreements with its customers providing for many of the terms of its existing tariffs. Absent tariffs and contracts, WorldxChange believes that disputes could arise concerning the respective rights of WorldxChange and its customers, which could hinder WorldxChange’s ability to collect its accounts receivable, increase WorldxChange’s overall bad debt losses and collection expenses, and increase WorldxChange’s exposure to unlimited damage claims. The FCC has not proposed to change its requirements that tariffs for international services be filed, and WorldxChange continues to file such tariffs.

      The intrastate long distance operations of WorldxChange are also subject to various state laws. The majority of states require certification or registrations. WorldxChange has secured the ability to offer intra-state service in forty-one states. Many states require tariff filing as well.

      WorldxChange has been successful in obtaining all necessary regulatory approvals to date, although revision of tariffs, authorities and approvals are being made on a continuing basis and many such requests are pending at any one time.

      Some states may assess penalties on long distance service providers for traffic sold prior to tariff approval. Such states may require refunds to be made to customers. It is the opinion of management that such penalties and refunds, if any, would not have a material adverse effect on the consolidated results of operations, financial position or liquidity of WorldxChange.

      In May 1997, the California Public Utilities Commission issued an order, which became effective in October 1997, revoking WorldxChange’s Certificate of Public Convenience and Necessity in California and imposing certain other fines and penalties against WorldxChange based on the California Public Utilities

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d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Commission’s findings that WorldxChange violated California laws and regulations requiring WorldxChange to obtain prior consumer authorization before switching consumers’ long distance carriers. As a result of the revocation for WorldxChange’s Certificate of Public Convenience and Necessity, WorldxChange cannot provide intrastate telecommunication services in California. In addition, WorldxChange must, among other things, (i) pay a $19.6 million fine to the state of California, $2 million of which has been paid with the balance suspended so long as WorldxChange is not found to have committed any future violations of California law or California Public Utilities Commission directives; (ii) reimburse the California Public Utilities Commission for $100,000 in prosecution costs which has also been paid; and (iii) pay approximately $1.9 million in reparations to consumers, of which $1,211,000 was payable at September 30, 1999 with no remaining amounts outstanding at September 30, 2000.

      Under the California Public Utilities Commission’s order, the suspension of WorldxChange’s Certificate of Public Convenience and Necessity and the other sanctions and fines imposed on WorldxChange are binding on any successor of WorldxChange. WorldxChange may apply to the California Public Utilities Commission for reinstatement of the Certificate of Public Convenience and Necessity after October 22, 2000, although there can be no assurance that such reinstatement would be granted.

      In addition, WorldxChange is subject to certain legal, regulatory and administrative proceedings, claims and inquiries arising in the ordinary course of business, some of which involve claims for substantial amounts of damages. The ultimate outcome of such proceedings, claims or inquiries cannot be predicted at this time. It is management’s opinion, after consultation with its legal counsel, that any such liability or possible restrictions placed on WorldxChange’s operations resulting from the ultimate resolution of such proceedings, claims, and inquiries, beyond that provided, would not have a material effect on WorldxChange’s consolidated financial position or WorldxChange’s future consolidated results of operations or cash flows.

13.  Segment Information

      In 1999, WorldxChange adopted SFAS 131. The prior year’s segment information has been restated to present three reportable operating segments. WorldxChange’s segments are organized on the basis of geographic location and include North America, Pacific Rim and Europe. None of WorldxChange’s operating segments have been aggregated.

      WorldxChange evaluates performance and allocates resources based on profit or loss from operations before interest expense, other income (loss) and minority interest. The accounting policies of the reportable segments are the same as those described in the basis of presentation and summary of significant accounting policies. Intersegment sales and transfers between geographic regions are accounted for at prices that approximate arm’s length transactions. No single customer accounted for 10% or more of revenues in fiscal 2000, 1999, and 1998.

      WorldxChange’s regional segments earn revenue from direct-dial long distance services as well as operator, debit/calling card, toll free, private line and other enhanced services to residential customers, other telecommunications carriers, and small to medium-sized businesses. Each of WorldxChange’s reportable regions represents a strategic business segment that functions in an environment with common economic characteristics determined based on historical and expected future performance.

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company markets its products domestically and internationally, with its principal international markets being Australia and Europe. The tables below contain information about the geographical areas in which the Company operates and represent information utilized by management to evaluate its operating segments. Revenues are attributed to countries based on location in which the sale originated. Long-lived assets are based on the country of domicile.

	North	Pacific
	America	Rim	Europe	Totals

September 30, 2000, and for the year then ended (in thousands)

Sales to unaffiliated customers	$276,856	$52,186	$186,909	$515,951

Intersegment revenues	36,184	5,451	16,882	58,517

Segment revenues	313,040	57,637	203,791	574,468

Depreciation and amortization	21,379	2,862	23,959	48,200

Segment operating loss	(94,709)	(10,918)	(46,176)	(151,803)

Segment assets	676,698	30,738	305,210	1,012,644

Expenditures for long-lived assets	4,523	1,237	6,936	12,746

Reconciliations:

Net loss

Total operating loss for reportable segments				$(151,803)

Interest expense				(31,418)

Other expense, net				20,986

Total consolidated net loss				$(162,235)

Assets

Total assets for reportable segments				$1,012,644

Elimination of intercompany receivables				(592,621)

Total consolidated assets				$420,023

September 30, 1999, and for the year then ended (in thousands)

Sales to unaffiliated customers	$337,457	$55,619	$28,504	$421,580

Intersegment revenues	48,345	11,025	6,169	65,539

Segment revenues	385,802	66,644	34,673	487,119

Depreciation and amortization	13,871	1,948	1,886	17,705

Segment operating loss	(24,619)	(5,166)	(18,786)	(48,571)

Segment assets	444,250	18,273	111,987	574,510

Expenditures for long-lived assets	15,731	1,842	10,060	27,633

Reconciliations:

Net loss

Total operating loss for reportable segments				$(48,571)

Interest expense				(16,883)

Other expense, net				(648)

Minority interest				2,251

Total consolidated net loss				$(63,851)

Assets

Total assets for reportable segments				$574,510

Elimination of intercompany receivables				(339,508)

Total consolidated assets				$235,002

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	North	Pacific
	America	Rim	Europe	Totals

September 30, 1998, and for the year then ended (in thousands)

Sales to unaffiliated customers	$321,763	$58,382	$18,722	$398,867

Intersegment revenues	44,650	22,605	7,576	74,831

Segment revenues	366,413	80,987	26,298	473,698

Depreciation and amortization	9,988	1,484	860	12,332

Segment operating loss	(5,547)	(3,041)	(7,086)	(15,674)

Segment assets	176,678	19,883	28,705	225,266

Expenditures for long-lived assets	11,790	200	—	11,990

Reconciliations:

Net loss

Total operating loss for reportable segments				$(15,674)

Interest expense				11,947

Other expense, net				1,378

Minority interest				1,546

Total consolidated net loss				$(27,453)

Assets

Total assets for reportable segments				$225,266

Elimination of intercompany receivables				(105,137)

Total consolidated assets				$120,129

      The following table summarizes revenue by region and by type of customer for the years ended September 30, 2000 and 1999:

	Years ended
	September 30,

	2000	1999

	(In millions)

Revenue by regions:

United States	$267.1	$330.0

North America (other)	9.8	7.5

North America total	276.6	337.5

Pacific Rim	52.2	55.6

Europe	186.9	28.5

Total	$516.0	$421.6

Revenue by customers:

Carrier	$195.5	$186.9

Residential	220.4	185.3

Operator Services	7.8	22.9

Commercial	92.3	26.5

Total	$516.0	$421.6

14.     Merger and Management Services Agreements with World Access

      In February 2000, WorldxChange executed a definitive merger agreement with World Access, Inc. (“World Access”). On August 1, 2000, WorldxChange entered into an Executive Management Services

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Agreement (“Management Agreement”) with World Access. Under this agreement, World Access serves as the exclusive agent for WorldxChange to provide all management services required for the operation and management of WorldxChange. World Access has the authority, to the fullest extent permitted by law, to take all actions and make all decisions on behalf of WorldxChange in the operation and management of WorldxChange’s assets and the power to select, terminate and determine the compensation of the management and employees of WorldxChange. Under this agreement, World Access has also assumed all financial responsibility related to the operations of WorldxChange subsequent to August 1, 2000.

      As of September 30, 2000, WorldxChange has net advances due to World Access of $91.0 million. The amounts comprising this balance and the classification on the September 30, 2000 Consolidated Balance Sheet are as follows (in thousands):

Reimbursement from World Access of Net Loss under Management Agreement (Accounts payable)	$(22,688)

Secured term loan (Current portion of long-term debt)	35,732

Working capital advances (Accounts payable)	77,957

$91,001

      As a result of World Access assuming all financial responsibility for WorldxChange, WorldxChange has recorded the reimbursement of the net loss incurred by WorldxChange since August 1, 2000 as a single line item, “Reimbursement from World Access of Net Losses Under Management Agreement,” in its Consolidated Statement of Operations.

      As of September 30, 2000, World Access and WorldxChange have consolidated their sales forces, billing systems and network operations centers, as well as decommissioned certain switches as traffic has migrated from one network to the other.

      The Consolidated Statement of Operations for WorldxChange for the two months ended September 30, 2000 while operating under the Management Agreement consisted of the following (in thousands):

Revenue	$74,031

Cost of services	55,920

Selling, general and administrative	25,842

Depreciation and network amortization	6,808

Amortization of intangibles	1,889

Total operating expense	90,459

Operating loss	(16,428)

Interest and other income	280

Interest expense	6,511

Loss before income taxes	(22,659)

Income taxes	29

Net loss	$(22,688)

      If WorldxChange had not entered into this Management Agreement its net loss for the year ended September 30, 2000 would have been $184,923,000.

COMMUNICATIONS TELESYSTEMS INTERNATIONAL
d.b.a.
WORLDXCHANGE COMMUNICATIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In February 2000, World Access entered into a participation agreement with a lender under which WorldxChange can borrow money. In this participation agreement, the lender is the lead lender and acts as agent for World Access in dispersing the funds and in administering and collecting the loan. The participation agreement allows World Access to advance up to $45.0 million to WorldxChange. The terms of the loan are governed by the terms of an existing loan agreement between the lender and WorldxChange.

      Advances by World Access under the participation agreement are structured as a term loan which bears interest at a rate of 11% per annum and matures on February 11, 2001. Both the term loan and the existing indebtedness under the loan arrangement are secured by a security interest in all personal property of WorldxChange. Subsequent to September 30, 2000, the borrowings under this loan were repaid by World Access.

      As of September 30, 2000, WorldxChange owed $68.6 million under the loan, including $35.7 million advanced by World Access. These funds are being used to finance operating losses expected to be incurred by WorldxChange prior to the merger date as well as to make permanent investments in working capital that are required to support WorldxChange’s international expansion.

      During December 2000, the acquisition of WorldxChange by World Access was completed.

      (b)  Pro Forma Financial Information.

      In accordance with Item 7(b)(2) of Form 8-K, any pro forma financial information required to be filed with the Commission will be filed as an amendment to this report under cover of Form 8-K/A on or before March 5, 2001.

      (c)  Exhibits.

Exhibit
Number			Description

2.1	*	—	Agreement and Plan of Merger, dated as of February 11, 2000 among World Access, Inc., WorldxChange Communications, Inc. f/k/a CTI Merger Co. and Communication TeleSystems International d/b/a WorldxChange Communications (incorporated by reference to Exhibit 2.2 to World Access’ Form 10-Q for the quarter ended March 31, 2000, filed May 22, 2000).
2.2	*	—	First Amendment to Agreement and Plan of Merger dated May 23, 2000 by and among World Access, Inc., WorldxChange Communications, Inc. and Communication TeleSystems International d/b/a WorldxChange Communications incorporated by reference to Annex B to World Access’ joint proxy statement/prospectus contained in its Form S-4 Registration Statement (Registration No. 333-37750)).
2.3	*	—	Second Amendment to Agreement and Plan of Merger dated August 1, 2000 by and among World Access, Inc., WorldxChange Communications, Inc. and Communication TeleSystems International d/b/a WorldxChange Communications (incorporated by reference to Annex B to World Access’ joint proxy statement/prospectus contained in its Form S-4 Registration Statement (Registration No. 333-37750)).
2.4	*	—	Third Amendment to Agreement and Plan of Merger dated October 23, 2000 by and among World Access, Inc., WorldxChange Communications, Inc. and Communication TeleSystems International d/b/a WorldxChange Communications (incorporated by reference to Annex B to World Access’ joint proxy statement/prospectus contained in its Form S-4 Registration Statement (Registration No. 333-37750)).
23.1		—	Consent of Ernst & Young LLP, Independent Auditors.
99.1	*	—	Press Release, issued December 18, 2000.

*  Previously filed

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

WORLD ACCESS, INC.

By:	/s/ BRYAN D. YOKLEY

Bryan D. Yokley
Executive Vice President and Chief Financial Officer

Date: January 16, 2001

EXHIBIT INDEX

Exhibit
Number		Description

2.1*	—	Agreement and Plan of Merger, dated as of February 11, 2000 among World Access, Inc., WorldxChange Communications, Inc. f/k/a CTI Merger Co. and Communication TeleSystems International d/b/a WorldxChange Communications (incorporated by reference to Exhibit 2.2 to World Access’ Form 10-Q for the quarter ended March 31, 2000, filed May 22, 2000).
2.2*	—	First Amendment to Agreement and Plan of Merger dated May 23, 2000 by and among World Access, Inc., WorldxChange Communications, Inc. and Communication TeleSystems International d/b/a WorldxChange Communications (incorporated by reference to Annex B to World Access’ joint proxy statement/ prospectus contained in its Form S-4 Registration Statement (Registration No. 333-37750)).
2.3*	—	Second Amendment to Agreement and Plan of Merger dated August 1, 2000 by and among World Access, Inc., WorldxChange Communications, Inc. and Communication TeleSystems International d/b/a WorldxChange Communications (incorporated by reference to Annex B to World Access’ joint proxy statement/ prospectus contained in its Form S-4 Registration Statement (Registration No. 333-37750)).
2.4*	—	Third Amendment to Agreement and Plan of Merger dated October 23, 2000 by and among World Access, Inc., WorldxChange Communications, Inc. and Communication TeleSystems International d/b/a WorldxChange Communications (incorporated by reference to Annex B to World Access’ joint proxy statement/ prospectus contained in its Form S-4 Registration Statement (Registration No. 333-37750)).
23.1	—	Consent of Ernst & Young LLP, Independent Auditors.
99.1*	—	Press Release, issued December 18, 2000.

*  Previously filed.